SECURITIES AND EXCHANGE COMMISSION

		     WASHINGTON, D.C. 20549

			    FORM 8-K

		  PURSUANT TO SECTION 13 OR 15(d)
		OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (earliest event reported):  November 8, 1999

				ALCOA INC.

     (Exact name of registrant as specified in its charter)


	Pennsylvania              1-3610          25-0317820
(State or other jurisdiction  (Commission File  (I.R.S. Employer
	of incorporation)         Number)      Identification No.)


201 Isabella Street, Pittsburgh, Pennsylvania          15212-5858

  (Address of principal executive offices)             (Zip code)

			 412-553-4707

       (Registrant's telephone number including area code)

Item 5.  OTHER EVENTS.

     On October 15, 1999, Victoria Shaev, who represents that she is a shareholder of Alcoa Inc. the "Company"), filed a purported derivative action on behalf of the Company in the United States District Court for the Southern District of New York, captioned Shaev v. Hampel, et al., Case No. 99 Civ. 10578, naming as defendants the Company, each member of the Company's Board of Directors, certain officers of the Company and PricewaterhouseCoopers LLP, the Company's independent accountants. On November 8, 1999, the individual defendants and the Company waived service of this action.

     The lawsuit alleges, among other things, that the Company's proxy statement dated March 8, 1999 contained materially false and misleading representations and omissions concerning the Company's proposed Alcoa Stock Incentive Plan (the "Plan") and that the shareholder approval of the Plan, based upon these alleged representations and omissions, was defective. The lawsuit seeks, among other things, to invalidate the shareholder approval of the Plan and enjoin its implementation.

     The defendants believe that these claims are without merit and intend to defend them vigorously.





			    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

				ALCOA INC.


				By  /s/Lawrence R. Purtell
Dated:  November 12, 1999               Lawrence R. Purtell
					Executive Vice President
					and General Counsel